UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-KA


Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 6, 2002


Federal Security Protection Services, Inc.
 (Exact name of Registrant as specified in its charter)


       Delaware			 	 000-28335		  	  84-1080043
(State or other jurisdiction	 		(Commission		      (IRS Employer
 of incorporation)				 File Number)		  Identification Number


400 Poydras Street, Suite 1510, New Orleans, LA					   70130
        (Address of principal executive offices)		 		(Zip Code)


Registrant's telephone number, including area code:  866.932.2628



(Former name or former address, if changed since last report)


FORM 8-KA

TABLE OF CONTENTS
												Page

Item 1.  Changes in Control of Registrant---------------------------  3
Item 2.  Acquisition of Assets--------------------------------------  5
Signature-----------------------------------------------------------  7
APPENDIX
Audited Financial Statements of Iris Broadband for the Years Ended
     December 31, 2001 and 2000-------------------------------------  7
Financial Statements of Iris Broadband for the Period Beginning
     January 1, 2002 and Ending September 6, 2002------------------- 13
Consolidated Balance Sheet of Registrant----------------------------- 18 Consolidated Statement of Operations of Registrant------------------- 19 Consolidated Statement of Cash Flows of Registrant------------------- 20 Notes to Financial Statements--------------------------------------- 21
EXHIBIT 1----------------------------------------------------------- 27


 Item 1.	Changes in Control of Registrant

(a) The following persons controlled Registrant prior to September 6, 2002, the effective date of the Merger Agreement with Iris Broadband, Inc.
Total Common Stock outstanding prior to the effective date of the merger was 6,065,209 shares. Total voting rights of Preferred Stock was 700,000. Grand total voting rights prior to the effective date of the merger was 6,765,209.

Table 1.  Control of Registrant Prior to September 6, 2002

			Number of Shares	Number of Voting Rights Percentage of then
Name			Of Common Stock	of Series A Preferred Stock (3)	Total Voting Rights
Dennis Schlagel		1,620,000 (1)		250,000				27.6%
  (Director)

Blair J. Merriam	1,869,000 (2)		250,000				31.3%
  (Director)

Daniel W. Thornton	  212,500		none				 3.1%
 (Director and Secretary)

William Livingston	   50,000		none				  .7%
  (Director)

Total Percentage of then
  Total Voting Rights									62.7%
(1) Includes 600,000 shares of common stock issued to Latin Foods, Inc., and
650,000 shares of common stock issued to Web Consultants, Inc., companies wholly owned by Mr. Schlagel.  Does not include 1,500,000 shares of common stock which Mr. Schlagel may acquire should he exercise certain options granted to him, covering said number of shares.  Does not include 280,000 shares of common stock which may be acquired by Latin Foods, Inc., should
Latin Foods, Inc. exercise the options held by it.

(2) Does not include 1,340,000 shares of common stock which Mr. Merriam may acquire should he exercise certain options granted to him covering said number of shares. Does not include 180,000 shares of common stock which may be acquired by Beltropic Inc., a company wholly owned by Mr. Merriam, should Beltropic, Inc. exercise the options held by it.

(3) There are 70,000 shares of Series A Preferred Stock outstanding. One Preferred Series A share converts to 100 shares of common stock, however these shares are then reverse split 10 for 1, per the reverse split of common stock approved by the shareholders on March 12th, 2002, so that the net effect is a conversion to 700,000 shares of common stock (and voting rights).

On September 6, 2002, control of the Registrant potentially shifted to the former shareholders of Iris Broadband, Inc., a corporation organized and existing under and pursuant to the laws of the Louisiana (hereinafter referred to as "Iris"). On that date, the shareholders of Iris received the number of shares of Registrant's Series B Preferred Stock as shown in Table 2. The Series B Preferred Stock is identical to the Series A Preferred Stock except for the date as of which said stock can be converted to Common Stock of Registrant and the holding period for conversion. Said date is March 6, 2003, six months as and from the date of its issuance.

On September 6, 2002, shares of Series B Preferred Stock were issued to the following named persons, each such person being both the beneficial and record owner of said shares. Total Common Stock outstanding at the effective date of the merger was unchanged at 6,065,209 shares. Total voting rights of Series A Preferred Stock is unchanged at 700,000. Total voting rights of Series B Preferred Stock is 7,000,000. Grand total voting rights at the effective date of the merger is 13,765,209.



Table 2.  Control of Registrant on September 6, 2002

			Number of Shares	Number of Voting Rights Percentage of
Name			Of Common Stock	of Series B Preferred Stock (4)	Total Voting Rights

Gary S. O'Neal (1)	        none		2,600,000			18.9%
Edward E. Reynolds (2)	        none		1,830,000			13.3%
Michael T. Landers (3)	        10,000		2,085,000			15.2%
Richard J. Schluter	        none		  165,000		         1.2%
Christopher L. Courtright	none		   50,000			  .4%
Lynn S. Yeldell                 none	           50,000			  .4%
Nicholas A. Robins	        none    	  165,000			 1.2%
Thomas W. Wilson                none               55,000			  .4%

Total			       10,000		7,000,000			51.0%

(1) Does not include 2,000,000 shares of common stock which Mr. O'Neal may acquire should he exercise certain options granted to him, covering said number of shares.

(2) Does not include 1,700,000 shares of common stock which Mr. Reynolds may acquire should he exercise certain options granted to him covering said number of shares.

(3) Does not include 2,000,000 shares of common stock which Mr. Landers may acquire should he exercise certain options granted to him covering said number of shares.

(4) There are 70,000 shares of Series B Preferred Stock outstanding. One Preferred Series B share converts to 100 shares of common stock, so that the net effect is a conversion to 7,000,000 shares of common stock (and voting rights).

The shares of Series B Preferred Stock of Registrant were issued pursuant to a Plan and Agreement of Reorganization by Exchange of Voting Stock of Registrant and Iris dated August 16, 2002 (hereinafter referred to as the "Plan and Agreement"), with a Closing Date of September 6, 2002. Pursuant to the Plan and Agreement Iris became a wholly-owned subsidiary of Registrant.

Each of the recipients of the shares of Series B Preferred Stock surrendered and delivered to Registrant all of the stock of Iris which each such person owned. There follows a table showing the number of shares of Iris surrendered and the number of shares of Registrant's Series B Preferred Stock received in consideration of the stock of Iris which was surrendered. This was the only consideration given by the recipients of the shares of Series B Preferred Stock.

Table 3.  Iris Shares Surrendered and Registrant Shares Issued

   						Number of Shares of Registrant's Series B
Name			Number of Shares of Iris		Preferred Issued

 Gary S. O'Neal			2,600,000				26,000
 Edward E. Reynolds		1,830,000				18,300
 Michael T. Landers		2,085,000				20,850
 Richard J. Schluter		  165,000			         1,650
 Christopher L. Courtright         50,000			           500
 Lynn S. Yeldell		   50,000				   500
 Nicholas A. Robins	   	  165,000			         1,650
 Thomas W. Wilson		   55,000				   550

Total				7,000,000				70,000

A copy of the Plan and Agreement is appended hereto as  Exhibit 1.

In contemplation of the consummation of the Plan and Agreement certain officers of Registrant resigned their offices and were replaced by persons who had been officers of Iris. The new officers of Registrant all became directors of Registrant.

Ownership of the outstanding stock of Registrant, as of the consummation of the Plan and Agreement by officers and directors of Registrant, giving effect to the conversion of both series of Preferred Stock is as follows:

Table 4.  Ownership by Executive Officers and Directors

Name and Office		        Number of Voting Rights		Percentage of Voting Rights

Gary S. O'Neal				2,600,000			18.9%
(President and Chief
Executive Officer and Director)
Michael Landers 	   		2,095,000			15.2%
(Vice President, Finance
and Treasurer and Director)
Edward Reynolds 			1,830,000			13.3%
(General Counsel)
Daniel Thornton				  212,500		         1.5%
(Vice President, Business Development
and Secretary and Director)
Blair Merriam				2,119,000			15.4%
(Director)
William Livingston			   50,000			  .4%
(Director)
Dennis Schlagel				1,870,000			13.6%
(Director)

All Current Executive Officers
And Directors as a Group		10,776,500			78.3%

Total voting rights of all officers and directors expressed as a percentage of all stock issued and outstanding and giving effect to the conversion rights as to all shares of Preferred Stock, regardless of series, is 78.3 percent.

 Item 2.	Acquisition of Assets

On September 6, 2002, Registrant acquired all of the outstanding stock of Iris and thus acquired the business of Iris in exchange for 70,000 shares of the Company's Series B preferred stock valued at $203,000. The plan of reorganization was made pursuant to the provisions of Internal Revenue Code
Section 368 (a)(1)(B). In keeping with the provisions of SFAS No. 141 "Business Combinations" for such transactions completed after June 30,2001, the acquisition was accounted for by the purchase method. The results of operations of Iris have been included in the consolidated results of the Company since the date of acquisition. The excess of the purchase price over the fair value of net assets acquired resulted in the recording of $157,391 of goodwill. Within six months of the acquisition, should the Company be unsuccessful in raising a minimum of $750,000 in capital and maintaining a minimum average stock price of twenty-five cents per share for a consecutive ten day period, Iris, at its sole discretion,has the option of disengaging from the Company by reversing and nullifying the acquisition transaction.

The Company is a full-service managed security services company and a secure Internet Protocol ("IP") network services provider. The Company provides its products and services to its customers (carriers, other IP-based service providers, systems integrators, business enterprises) on a turnkey or per-requirement basis. The Company also intends to develop custom solutions for securing virtual private networks, email/document security management, digital rights management, content delivery networks, IP-based video products suite and others requiring IP based network security solutions. The Company deploys these integrated solutions on a secure network which is currently deployed on a Tier 1 Backbone, and can provide integrated access to Tier 2 - 4 and rural access to cover 85% of the United States and international in 115 countries. The Company can provide desktop-to-desktop managed security network solutions and other policy-based services.

An integrated broadband network utilizing wireless technology as well as fiber optic infrastructure is being planned.  Wireless network development is concentrated initially in the Southeastern United States, particularly in
Tier 2 - 4 cities and rural areas.   Iris executed a joint venture agreement
to implement the first wireless network in a city in Louisiana and is interested in implementation of wireless networks in other states. Expansion to other cities is expected to occur as quickly as capital can be secured.
No assurance can be given that such capital can be secured on terms acceptable to the Company, or upon any terms.

Services can also be provided in major metropolitan areas of Denver, Houston, Dallas, Atlanta, Miami, Austin, Orlando, Tampa and New Orleans via DSL and fiber optic networks with which Iris has contracted for access and transport services.

Services Offered by the Company
The Company is a secure Internet Protocol ("IP") network services provider and full-service Managed Security Services Provider.
* Products and services to carriers, other IP-based service providers, systems integrators and business enterprises on a turnkey or per-requirement basis, including customers critically needing HIPPA-compliant services.
* Custom solutions utilizing virtual Network Services for:
  --Layer2 security  (Layer 2 customer separation)
  --Virtual Private Networks (Secure and Proprietary)
  --Transaction security (e-Commerce and Financial)
  --IPVideo surveillance networks
  --Authentication service (Document and Network)
  --Vulnerability scanning and Network Monitoring
  --Data back-up and recovery (Individual and Enterprise)
  --Anti-virus Scanning (Individual and Enterprise)
  --Content filtering (Spam and E-Mail)
  --Firewalls. (Remote and Enterprise)
* Desktop-to-desktop managed security network solutions and other policy-based services.
* Integrated solutions deployed on a secure network. The network, provided by Iris Broadband, a wholly owned subsidiary of the Company, covers nearly all of the United States and 115 countries.
* Custom solutions utilizing FSPS Network Technologies for:
  --Access Control and Physical Security Systems
  --CCTV Employment and Integration
  --Physical facilities construction and installation
  --Wireless networks deployment
  --Cable and fiber optic networks deployment.

FSPS Network Services

 Security Applications and Services
  --Layer2 security
  --Virtual Private Networks (Secure and Proprietary)
  --Transaction security (e-Commerce and Financial)
  --IPVideo surveillance networks
  --Authentication service (Document and Network)
  --Vulnerability scanning and Network Monitoring
  --Data back-up and recovery (Individual and Enterprise)
  --Anti-virus Scanning (Individual and Enterprise)
  --Content filtering (Spam and E-Mail)
  --Firewalls. (Remote and Enterprise)

FSPS Network Technologies

FSPS Network Technologies provides the in-house capability of meeting immediate customer requirements desiring a specific supporting physical infrastructure to integrate with the services delivered by FSPS Network services. These capabilities are:
* Access Control and Physical Security Systems integrated into a comprehensive security plan for enterprise, office building or office park environments
* Communications Installation and Construction Services, includes:
       Physical Facility Construction
FSPS affiliates are fully licensed and bonded and provide a range of planning, design, construction and installation services. These include physical facilities, e.g., collocation facilities, building huts and regeneration sites.
Site planning and design
Site preparation
Equipment install and de-install
Tower and Antenna Erection
Install generators and emergency backup systems
Engineering
CAD drawings
Asset management and logistics control
       Wireless Deployment
Wireless Internet access networks in the 2.4 and 5.8 GHz range, as well as Free Space Optics (FSO) and 60mm Wave (MMW), are proliferating throughout the U.S. FSPS affiliates are experienced in the design and deployment of these networks (including Terabeam, Lucent, Motorola and Nortel), and in the supporting tower erection and antenna installation.

The business of Iris is the sum total of the assets acquired by Registrant.

Audit of Iris Broadband, Inc.

The audit of Iris Broadband, Inc. financial statements for the years ending December 31, 2001 and 2000 are included in the Appendix below. Also included is a compilation for the period beginning January 1, 2002 and ending September 6, 2002, the effective date of the merger between Iris Broadband, Inc. and Registrant. There are appended hereto consolidated financial statements of the Registrant, as of September 30, 2002. All assets reflected on the Balance Sheet of Iris in existence as at September
6, 2002 were acquired by Registrant upon acquisition of all of the outstanding stock of Iris.


SIGNATURE

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed in its behalf by the undersigned, thereunto duly authorized.


Federal Security Protection Services, Inc.




/ s/  Gary S. O'Neal

Gary S. O'Neal, President and Chief Executive Officer
Date:	January 27, 2003


APPENDIX

AUDITED FINANCIAL STATEMENTS OF IRIS BROADBAND, INC.
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

Independent Auditor's Report


To Board of Directors
Iris Broadband, Inc.
FKA Pangaea.Tel, Inc
400 Poydras St. Suite 1510
New Orleans, La  70130



I have audited the accompanying balance sheets of Iris Broadband, Inc
FKA Pangaea.Tel, Inc. as of December 31, 2001 and 2000, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Iris Broadband, Inc FKA Pangaea.Tel, Inc as of December 31, 2001 and 2000, and the results of its operation and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Charles F. Webb

Charles F. Webb, CPA
December 22, 2002

Iris Broadband, Inc. FKA Pangaea.Tel, Inc.
Balance Sheet
December 31, 2001 and 2000


							2001		2000
ASSETS
  Current Assets
	Cash						$1,504	$14,736
	Accounts Receivable			             0	 42,648
	Officers Advances			       287,302	 250,460
	Due from Affiliate			       0	  28,525
	Deferred IRU Costs			       528,930	 592,980
	Deferred Finance Charge			         1,550 	 3,441
  Total Current Assets				       819,286	 932,790
  Property and Equipment
	Automobiles					 37,701	 37,701
	Computers and Office Equipment	                 17,460	 15,401
	Accumulated Depreciation		        (15,508) (6,377)
  Total Fixed Assets				         39,653	 46,725
TOTAL ASSETS					       $858,939	$979,515

LIABILITIES & EQUITY
  Liabilities
	Current Liabilities
	  Accounts Payable			       $140,191	$139,341
	  Note Payable-Short-term		          9,564	   9,564
	  Deferred IRU Income			        664,540	 677,828
	  Income taxes payable			          7,022	  36,523
	Total Current Liabilities		        821,317	 863,255
	Long Term Liabilities
	  Note Payable				          9,563	  19,127
	Total Liabilities				830,880  882,383

	Stockholders Equity
	  Capital Stock				         10,000	  10,000
	  Retained Earnings			         18,059	  87,133
	Total Equity				         28,059	  97,133
TOTAL LIABILITIES & EQUITY			       $858,939	$979,516


The accompanying notes are an integral part of this financial statement.

Iris Broadband, Inc. FKA Pangaea.Tel, Inc
Statement of Income and Retained Earnings
For the years ended December 31, 2001 and 2000

							2001		2000
Income						        $55,086	    $495,990
Cost of Goods Sold				         12,479	      73,550
Gross Profit					         42,607	     422,440

Expense
	Bad Debt Expense				 83,713       25,000
	Commissions					      0	      13,250
	Consulting					  2,500	     104,038
	Depreciation				          9,131	       6,377
	Interest					  4,273	           0
	Professional Fees				  5,358	      64,998
	Rent						 19,488	       8,429
	Travel					          1,674	      30,399
	Other General and Administrative
	  Expenses					 30,586	      44,789
	Total Expense				        156,723	     297,280

Income (loss) from operations			       (114,116)     125,160

	Other Income
	  Miscellaneous Income			          1,906	           0
	  Interest Income				  8,520        8,236
	Total Other Income			         10,426	       8,236

	Other Expense
	  Less Provision for Income Taxes
	    (Tax Benefits)			        (34,615)       36,523
	Net Other Income				 45,041       (28,287)

Net Income or (Loss)				        (69,075)       96,873

Retained Earnings, beginning of year	                 87,134        (9,739)

Retained Earnings, end of year		               $ 18,059       $87,134

The accompanying notes are an integral part of this financial statement.


Iris Broadband, Inc. FKA Pangaea.Tel, Inc
Statement of Cash Flows
For the years ended December 31, 2001 and 2000

							2001		2000

OPERATING ACTIVITIES
	Net Income					$(69,075)	 $96,872
	Adjustments to reconcile Net Income
	To net cash provided by operations:
	  Depreciation				           9,131	   6,377
	  Accounts Receivable			          42,648	 (42,648)
	  Officers Advances			         (36,841)	(250,460)
	  Due from Affiliate			           2,500	 (28,525)
	  Deferred Costs				  64,050	(592,980)
	  Deferred Finance Charge		           1,891	  (3,441)
	  Accounts Payable			             850	 139,341
	  Note Payable - Short-term		               0	   9,564
	  Deferred IRU Income			         (13,286)	 677,826
	  Income Taxes payable			         (29,502)	  36,523
Net cash provided by Operating Activities	         (27,634)	  48,449
INVESTING ACTIVITIES
	Automobiles			                                 (37,701)
	Computers and Office Equipment	                  (2,059)	 (15,401)
	Investment in Now Networks		          26,025	       0
Net cash provided by Investing Activities                 23,966	 (53,102)
FINANCING ACTIVITIES
	Note Payable				          (9,564)   	  19,128
Net cash provided by Financing Activities	          (9,564)         19,128

Net cash increase for period			         (13,232)	  14,475
Cash at beginning of period			          14,736  	     261
Cash at end of period				           1,504  	  14,736

Supplemental Disclosures

Taxes Paid						 $     0          $    0

Interest Paid					         $ 4,273          $    0

The accompanying notes are an integral part of this financial statement.



Iris Broadband, Inc.
FKA Pangaea.Tel, Inc
Notes to the Financial Statements
December 31, 2001 and 2000


Note 1 - Summary of Significant Accounting Policies

Organization and Nature of Business

Iris Broadband, Inc. formerly known as Pangaea.Tel, Inc. ("the Company"), a
Louisiana corporation, was incorporated on September 9, 1999.   The Company
officially changed its name from Pangaea.Tel, Inc. to Iris Broadband, Inc. effective November 17, 2000. The Company is a full-service managed security service company and a secure Internet Protocol ("IP") network services provider. The Company provides its products and services to its customers (carriers, other IP-based service providers, systems integrators, business enterprises) on a turnkey or per requirement basis. The Company also intends to develop custom solutions for securing virtual private networks, email/document security management, digital rights management, content delivery networks, IP based video products suite and others requiring IP based network security solutions. The Company deploys these integrated solution on a secure network which is currently deployed on a Tier 1 Backbone, and can provide integrated access to Tier 2-4 and rural access to cover 85% of the United States and international in 115 countries. The Company can provide desktop-to-desktop managed security network solutions and other policy-based services.

Property and equipment

Equipment is recorded at cost and depreciated over estimated useful lives of five to seven years using accelerated cost recovery system (income tax method).

Revenue recognition

The Company has "Indefeasible Rights of Use" (IRU) agreements with telecommunication and data network carriers that grant and convey to the user the exclusive, indefeasible right of access to and use of conduit or fiber optic leased by the Company. The terms of the agreements are from seventeen to twenty five years. Agreements can be for one time up front payments or for a down payment with subsequent monthly or annual payments for the rights of use during the term of the agreement. For up front payments, management deferred revenue as a liability "Deferred IRU Income" and realized revenue in future reporting period using the straight line amortization over the term of the agreement. Any related costs incurred under the contract are capitalized and recorded as "Deferred IRU Costs" and amortized on a straight-line basis over the life of the contract.


Income Taxes

The provision for income taxes and income tax benefits includes federal and state income taxes currently payable or refundable arising from timing difference in the reporting of income for financial statement and income tax purposes. This difference primarily results from the recognition and timing of uncollectible debts. The tax benefit for year ended 2001 is calculated based on net operating loss carry back of $103, 690 to tax year ended 2000.

Accounts Receivable

The Company uses the direct write off method under which uncollected amounts are deducted in the period that the receivable is deemed to be uncollectible. Accounts receivable of $42,648 consists of a single account with a contractor that filed for Chapter 11 reorganization under the U.S. Bankruptcy Code. Management deemed the account uncollectible and charged it to operations for the year ended December 31, 2001. Additionally, the Company had several loans with an affiliate company, which was deemed worthless as of December 31, 2001. The total amount due from the affiliate company was $43,732.


Note 2 - Capital Stock

In September 1999 the Company issued 100,000 shares, no par value, common stock to its two shareholders. In November 2000 the shareholders authorized the issuance of two series of Preferred Shares and additional shares of common stock.

This stock authorization consisted of 100,000 shares of "Preferred Shares - Senior Series" issued to two founding shareholders and a second series, 10,000,000 shares of Preferred Shares - Series A" of which 7,000,000 is issued and outstanding as of December 31, 2001.

In September 2002 the Board of Directors authorized the President of the Company to enter into an agreement with Federal Security Protection Service, Inc. to acquire the Company in a tax-free stock exchange. Seven million shares of the Company' stock was exchanged by its shareholders for 70,000 shares of Preferred Series B Shares of FSPS.


Note 3 - Contingency

On September 6, 2002 Federal Security Protection Services, Inc. (FSPS) acquired all of the outstanding capital stock of the Company in exchange for 70,000 shares of FSPS's Series B preferred stock valued at $203,000. The plan of reorganization was made pursuant to the provisions of the Internal Revenue Code section 368 (a)(1)(B). Within six months of the acquisition, should FSPS be unsuccessful in raising a minimum of $750,000 in capital and maintaining a minimum average stock price of twenty-five cents per share of a consecutive ten day period, the Company has the option of disengaging from FSPS by reversing and nullifying the acquisition transaction. The economic impact of reversing the acquisition is unknown.


Independent Auditor's Report On Internal Control

To Board of Directors
Iris Broadband, Inc.
FKA Pangaea.Tel, Inc
400 Poydras St. Suite 1510
New Orleans, La  70130


In planning and performing my audit of the financial statements of Iris Broadband, Inc. FKA Pangaea.Tel, Inc. (the Company) for the years ended December 31, 2001 and 2000, of which I have issued my report thereon dated December 22, 2002, I considered the Company's internal control over financial reporting in order to determine my auditing procedures for the purpose of expressing an opinion on the financial statements and not to provide assurance on the internal control over financial reporting.

My consideration of the internal control over financial reporting would not necessarily disclose all matters in the internal control over financial reporting that might be a material weaknesses. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce a relatively low level the risk that misstatements in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. I noted no matters involving the internal control over financial reporting and its operation that I consider to be material weaknesses.

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange Commission Form 8-KA filing of Federal Security Protection Services, Inc. and should not be used for any other purpose.


/s/ Charles F. Webb

Charles F. Webb, CPA
December 22, 2002


FINANCIAL STATEMENTS OF IRIS BROADBAND, INC. FOR THE PERIOD BEGINNING JANUARY 1, 2002 AND ENDING SEPTEMBER 6, 2002

Independent Accountant's Report

To Board of Directors
Iris Broadband, Inc.
FKA Pangaea.Tel, Inc
400 Poydras St. Suite 1510
New Orleans, La  70130


I have compiled the accompanying balance sheets of Iris Broadband, Inc FKA Pangaea.Tel, Inc. as of September 6, 2002, and the related statements of income, retained earnings, and cash flows for the period beginning January 1, 2002 and ending September 6, 2002 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. I have not audited or reviewed the accompanying financial statements and accordingly, do not express an opinion or any other form of assurance on them.

/s/ Charles F. Webb

Charles F. Webb, CPA
December 22, 2002














Iris Broadband, Inc.
FKA Pangaea.Tel, Inc
Balance Sheet
September 6, 2002

ASSETS
  Current Assets
	Cash						$ 7,040
	Officers Advances				381,233
	Due from Affiliate			         93,300
	Deferred IRU Costs			        549,903
	Refundable Deposit			            700
  Total Current Assets				      1,032,176
  Property and Equipment
	Equipment					  3,167
	Computers and Office Equipment	                 19,177
	Accumulated Depreciation		        (10,552)
  Total Fixed Assets				         11,792
TOTAL ASSETS					     $1,043,968

LIABILITIES & EQUITY
  Liabilities
	Current Liabilities
	  Accounts Payable			       $136,474
	  Rent Deposit				            700
	  Deferred IRU Income			        890,960
	  Income taxes payable			          5,062
	Total Current Liabilities		      1,033,196
	Long Term Liabilities				      0
	Total Liabilities			      1,033,196

	Stockholders Equity
	  Capital Stock				         10,000
	  Retained Earnings			            772
	Total Equity				         10,772
TOTAL LIABILITIES & EQUITY			     $1,043,968


See accountant's report and notes to the financial statements.


Iris Broadband, Inc.
FKA Pangaea.Tel, Inc
Statement of Income and Retained Earnings
January 1, 2002 to September 6, 2002

Income						$122,196
Cost of Goods Sold				  72,370
Gross Profit					  49,826

Expense
	Depreciation				   4,780
	Interest				   2,855
	Professional Fees			  14,817
	Rent					   6,606
	Travel				 	   4,024
	Other General and Administrative
	  Expenses				  38,086
	Total Expense				  71,168

Income (loss) from operations			 (21,342)

	  Less Provision for Income Taxes
	    (Tax Benefits)			  (4,055)

Net Income or (Loss)				 (17,287)

Retained Earnings, beginning of year	          18,059

Retained Earnings, end of year		        $    772


See accountant's report and notes to the financial statements.


Iris Broadband, Inc.
FKA Pangaea.Tel, Inc
Statement of Cash Flows
January 1, 2002 to September 6, 2002


OPERATING ACTIVITIES
	Net Income				$(17,287)
	Adjustments to reconcile Net Income
	To net cash provided by operations:
	  Depreciation			 	   4,780
	  Officers Advances			 (93,931)
	  Due from Affiliate			 (93,300)
	  Deferred IRU Costs			 (20,973)
	  Deferred Finance Charge		   1,550
	  Accounts Payable			  (3,717)
  Refundable Deposit			    	    (700)
	  Note Payable - Short-term		  (9,564)
	  Deferred IRU Income			 226,420
	  Rent Deposit				     700
	  Federal Income Taxes payable	          (1,961)
Net cash provided by Operating Activities	  (7,983)
INVESTING ACTIVITIES
	Disposition of Automobile		  27,966
	Addition of Equipment	 		  (4,885)
	Investment in Now Networks		       0
Net cash provided by Investing Activities         23,081
FINANCING ACTIVITIES
	Note Payable				  (9,564)
Net cash provided by Financing Activities	  (9,564)

Net cash increase for period			   5,534
Cash at beginning of period			   1,506
Cash at end of period				   7,040

Supplemental Disclosures

Taxes Paid					$     0
Interest Paid					$ 2,855


See accountant's report and notes to the financial statements.


Iris Broadband, Inc.
FKA Pangaea.Tel, Inc
Notes to the Financial Statements
September 6, 2002


Note 1 - Summary of Significant Accounting Policies

Organization and Nature of Business

Iris Broadband, Inc. formerly known as Pangaea.Tel, Inc. ("the Company"),
a Louisiana corporation, was incorporated on September 9, 1999.   The Company
officially changed its name from Pangaea.Tel, Inc. to Iris Broadband, Inc. effective November 17, 2000. The Company is a full-service managed security service company and a secure Internet Protocol ("IP") network services provider. The Company provides its products and services to its customers (carriers, other IP-based service providers, systems integrators, business enterprises) on a turnkey or per requirement basis. The Company also intends to develop custom solutions for securing virtual private networks, email/document security management, digital rights management, content delivery networks, IP based video products suite and others requiring IP based network security solutions. The Company deploys these integrated solution on a secure network which is currently deployed on a Tier 1 Backbone, and can provide integrated access to Tier 2-4 and rural access to cover 85% of the United States and international in 115 countries. The Company can provide desktop-to-desktop managed security network solutions and other policy-based services.

Property and equipment

Equipment is recorded at cost and depreciated over estimated useful lives of five to seven years using accelerated cost recovery system (income tax method).

Revenue recognition

The Company has "Indefeasible Rights of Use" (IRU) agreements with telecommunication and data network carriers that grant and convey to the user the exclusive, indefeasible right of access to and use of conduit or fiber optic leased by the Company. The terms of the agreements are from seventeen to twenty five years. Agreements can be for one time up front payments or for a down payment with subsequent monthly or annual payments for the rights of use during the term of the agreement. For up front payments, management deferred revenue as a liability "Deferred IRU Income" and realized revenue in future reporting period using the straight line amortization over the term of the agreement. Any related costs incurred under the contract are capitalized and recorded as "Deferred IRU Costs" and amortized on a straight-line basis over the life of the contract.

Income Taxes

The provision for income taxes and income tax benefits includes federal and state income taxes currently payable arising from timing difference in the reporting of income for financial accounting and income tax purposes. This difference primarily results from the recognition and timing of uncollectible debts.

 Note 2 - Capital Stock

In September 1999 the Company issued 100,000 shares, no par value, common stock to its two shareholders. In November 2000 the shareholders authorized the issuance of two series of Preferred Shares and additional shares of common stock.

This stock authorization consisted of 100,000 shares of "Preferred Shares - Senior Series" issued to two founding shareholders and a second series, 10,000,000 shares of Preferred Shares - Series A" of which 7,000,000 is issued and outstanding as of December 31, 2001.

In September 2002 the Board of Directors authorized the President of the Company to enter into an agreement with Federal Security Protection Service, Inc. to acquire the Company in a tax-free stock exchange. Seven million shares of the Company' stock was exchanged by its shareholders for 70,000 shares of Preferred Series B Shares of FSPS.


Note 3 - Contingency

On September 6, 2002 Federal Security Protection Services, Inc. (FSPS) acquired all of the outstanding capital stock of the Company in exchange for 70,000 shares of FSPS's Series B preferred stock valued at $203,000. The plan of reorganization was made pursuant to the provisions of the Internal Revenue Code section 368 (a)(1)(B). Within six months of the acquisition, should FSPS be unsuccessful in raising a minimum of $750,000 in capital and maintaining a minimum average stock price of twenty-five cents per share of a consecutive ten day period, the Company has the option of disengaging from FSPS by reversing and nullifying the acquisition transaction. The economic impact of reversing the acquisition is unknown.


CONSOLIDATED FINANCIAL STATEMENTS OF THE REGISTRANT
AS OF SEPTEMBER 30, 2002


The accompanying balance sheet of the Registrant as of September 30, 2002, and the related statements of income were compiled in accordance with Statements on Standards for Accounting and Review Services by the American Institute of Certified Public Accountants. The statements of income include revenues and expenses of Iris for the period September 7 - 30, 2002.

A compilation is limited to presenting in the form of financial statement, information that is the representation of management. Management has elected to omit substantially all of the disclosures and the statements of retained earnings and cash flows required by generally accepted accounting principles. If the omitted disclosures and the statements of retained earnings and cash flows were included in the financial statements, they might influence the user "conclusions about the company", financial position, results of operations and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.


- Unaudited -
Federal Security Protection Services, Inc.
	Balance Sheet
	September 30, 2002


             	                                    September 30,
           	                                        2002

Assets


Current assets
  Cash	                                              $    3,887
  Accounts receivable	                                  42,648
  Officer advances	                                 383,033
  Prepaid expenses	                                  43,896
	Total current assets	                         473,464


Property and equipment
  Equipment	                                          65,649
  Accumulated depreciation	                         (12,477)
	Property and equipment, net	                  53,172


Other assets
  Deferred IRU costs	                                 502,041
  Goodwill	                                         157,391
  Deposits	                                           1,388
  Trademarks, net 	                                       0
	Total other assets	                         660,820


Total assets	                                     $ 1,187,456



	See accompanying notes to financial statements

	- Unaudited -

	Federal Security Protection Services, Inc.
	Balance Sheet
	September 30, 2002

                                                     September 30,
      	                                                 2002


Liabilities and Shareholders' Equity


Current liabilities
  Accounts payable                   	              $  159,851
  Accrued expenses	                                  80,806
  Current portion of long term debt	                   9,658
  Income taxes payable	                                  13,574
  Deferred IRU income	                                  31,808
  Accrued litigation settlement	                          42,500
  Short-term borrowings	   156,782
	Total current liabilities	                 494,979

Long term liabilities
  Deferred IRU income	                                 858,229
  Note payable 	                                          29,477
	Total long term liabilities	                 887,706

Shareholders' equity (deficit)
  Convertible preferred stock, par value of
$.001, 20,000,000 shares authorized.
	70,000 shares designated as Series A and
issued and outstanding at September 30, 2002.
	Aggregate liquidation preference of $7,000,000 at
	September 30, 2002. 	                              70
    	70,000 shares designated as Series B and
	issued and outstanding at September 30, 2002.
	Aggregate liquidation preference of $7,000,000 at
	September 30, 2002. 	                              70
  Common stock, par value $.001, 100,000,000
	shares authorized, 6,065,209 issued and
	outstanding at September 30, 2002 										   6,065
  Paid in capital	                               4,859,723
  Accumulated deficit	                              (5,061,157)
	Total shareholders' equity	                (195,229)


Total liabilities and shareholders' equity	     $ 1,187,456



	See accompanying notes to financial statements

	- Unaudited -



	Federal Security Protection Services, Inc.
	Statement of Operations
	For the Six Months Ended September 30, 2002


	                                               6 Months Ended
	                                                September 30,
          	                                             2002



Revenues                       	                         $   21,710


Cost of sales:
  Network costs	                                             14,775
  IRU costs	                                              3,967
Total cost of sales	                                     18,742


Operating expenses:
  Salaries	                                            48,000
  General and administrative	                           454,765
Total operating expenses	                           502,765

Loss from operations	                                  (499,797)

Other income	                                                 0


Net income (loss)	                                $ (499,797)


Basic and dilutive income (loss) per share	          $  (.094)


See accompanying notes to financial statements

	- Unaudited -


	Statement of Cash Flows
	For the Six Months Ended September 30, 2002

	                                                6 Months Ended
	                                                 September 30,
           	                                              2002

Cash flows from operating activities
  Net income (loss)                       	         $ (499,797)
  Adjustments to reconcile net loss to
	net cash used in operating activities
	  Depreciation and amortization	                        705
	  Common stock issued for services	            413,895
	  Changes in operating assets and
		liabilities
	  	  Accounts receivable	                    (42,648)
		  Officer advances	                   (383,033)
		  Prepaid expenses	                     13,000
	  	  Deferred IRU costs	                    (43,896)
		  Accounts payable	                     58,904
		  Accrued expenses	                     53,895
		  Current portion long term debt	      9,658
		  Income taxes payable	                     13,574
		  Deferred IRU income	                     31,808
       	  Short-term borrowings        	                        500
Net cash provided by (used in) operating
	activities	                                   (373,435)

Cash flows from investing activities
   Business acquisition	203,000
   Purchase of fixed assets	                            (52,651)
   Long term deferred costs	                           (503,430)
   Purchase of goodwill	                                   (157,391)
 Net cash provided by (used in) investing
	activities	                                   (510,472)

Cash flows from financing activities
   Proceeds from issuance of common stock	                  0
   Note payable for purchase of fixed assets	             29,477
   Deferred IRU income	858,229
   Issuance of common stock in payment of
      Interest payable	                                          0
 Net cash provided by (used in) financing
	activities	                                    887,706

Net increase (decrease) in cash	                              3,799

Cash, beginning of period	                                 88

Cash, end of period	                                  $   3,887


	See accompanying notes to financial statements
	- Unaudited -

	NOTES TO FINANCIAL STATEMENTS

NOTE	1  Summary of significant accounting policies

	Organization and business

Federal Security Protection Services, Inc. ("the Company"),a Delaware Corporation, was incorporated on January 19, 1988 as Windom, Inc.
On August 22, 1997, Windom, Inc., as a non-operating public shell, merged with New York Bagel Exchange, Inc.,with Windom, Inc. as the surviving corporation. The name of the corporation was changed to New York Bagel Exchange, Inc. with each then outstanding share of New York Bagel Exchange common stock being, by virtue of the merger, cancelled. The then outstanding shares of Windom, Inc. common stock continued unchanged as the outstanding shares of the surviving corporation. Windom, Inc. continued the operations of the dissolved corporation in the business of wholesale and retail sales of bagels, sandwiches and related items. On January 26, 1999, New York Bagel Exchange, Inc. changed its name to Webboat.com, Inc. On April 2, 1999, Webboat.com, Inc. changed its name to Windom.com, Inc. On April 20, 1999, Windom.com, Inc. changed its name to Web4boats.com, Inc., and on March 12, 2002 Web4Boats.com, Inc. changed its name to Federal Security Protection Services, Inc.

     On March 22, 1999, the Board of Directors approved the sale of the Company's inventory and fixed assets for $120,000. The Company ceased its bagel business operations on March 25, 1999. The actual disposal date of assets subject to the sale was on April 19, 1999. A gain of approximately $72,000 resulted upon the disposition for the year ended December 31, 1999.

	 	During fiscal year 1999, the Company began making plans to develop a commercial internet site in which boat builders, manufacturers, dealers, marinas, individual buyers and sellers would come to advertise sales and services related to the boating industry. Subsequently, through November 30, the Company continued to invest substantially in website development and related costs. While all such development costs were expensed as incurred, the Company expected, as a going concern, to realize future benefits from these costs.

On December 1, 2001, the Company ended its pursuit of developing an internet boating site. The much slower than anticipated growth in popularity of its website, with correspondingly minimal revenues, rendered putting further resources into internet boating unviable. Accordingly, the boating website was closed in January, 2002. Presently, the Company is a full-service managed security services company and a secure Internet Protocol ("IP") network services provider. The Company provides its products and services to customers (carriers, other IP-based service providers, systems integrators, business enterprises) on a turnkey or per-requirement basis. It develops custom solutions for securing virtual private networks, email/document security management, digital rights management, content delivery networks, IP-based video products suite and others requiring IP based network security solutions. These integrated solutions can be deployed on a secure network which provides integrated access to 85% of the United States and in 115 countries. The Company also provides desktop-to-desktop managed security network solutions and other policy-based services. The Company expects to fulfill its plans and, as a going concern to derive revenues, by the acquisition of existing security related companies during fiscal year 2002.

	Principles of consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated upon consolidation.

	Property and equipment
Equipment is recorded at cost and depreciated over estimated useful lives of five years using the straight-line method. Trademarks are recorded at cost and amortized over estimated useful lives of five years using the straight-line method. For the year ended March 31, 2002, all trademarks related to Web4Boats.com, Inc. were written down to zero. Goodwill and indefinite-lived intangible assets acquired after June 30, 2001 are not amortized but are reviewed annually for impairment according to the provisions of SFAS No. 142 "Goodwill and Other Intangible Assets." There was no impairment of such assets for the six months ended September 30, 2001 or 2002.

	Income taxes
	The Company has total net operating loss carryforwards at September 30, 2002 of approximately $2,518,000 and $2,274,000 for federal and California state tax purposes, respectively. A deferred asset for these amounts has not been accrued due to the uncertain nature of its being realized. Net operating loss carryforwards begin to expire in fiscal year 2011 and 2004 for federal and California state tax purposes, respectively.

	Revenue recognition
With the acquisition of Iris Broadband, Inc. (see Note 2), the Company has obtained "Indefeasible Rights of Use" (IRU) agreements with telecommunication and data network carriers that grant and convey to the user the exclusive, indefeasible right of access to and use of conduit or fiber optic fibers leased by Iris. The terms of the agreements are from seventeen to twenty-five years. Agreements can be for one-time up-front payments or for a down payment with subsequent monthly or annual payments for the rights of use during the term of the agreement. When an up-front payment is made, it is recorded as deferred income in a liability account. Income is then realized each reporting period according to the straight line amortization over the term of the agreement. Any related costs incurred under the contract by Iris are capitalized and also amortized on a straight line basis over the life of the contract.

	Earnings per share
	On March 12, 2002, the Company effected a ten for one reverse split of its common stock. The computation of loss per share of common stock is based on the weighted average number of shares outstanding during each three month period with the reverse stock split retroactively applied to the three months ended September 30, 2001.

NOTE	2  Acquisition

	Iris Broadband, Inc.
		On September 6, 2002, the Company acquired all of the outstanding capital stock of Iris Broadband, Inc. ("Iris") in exchange for 70,000 shares of the Company's Series B preferred stock valued at $203,000. The plan of reorganization was made pursuant to the provisions of Internal Revenue Code
Section 368 (a)(1)(B).  In keeping with the provisions of SFAS No. 141
"Business Combinations" for such transactions completed after June 30,2001, the acquisition was accounted for by the purchase method. The results of operations of Iris have been included in the consolidated results of the Company since the date of acquisition. The excess of the purchase price over the fair value of net assets acquired resulted in the recording of

		$157,391 of goodwill. Within six months of the acquisition, should the Company be unsuccessful in raising a minimum of $750,000 in capital and maintaining a minimum average stock price of twenty-five cents per share for a consecutive ten day period, Iris, at its sole discretion, has the option of disengaging from the Company by reversing and nullifying the acquisition transaction.

		The unaudited proforma financial information for the acquisition of Iris as if the business had been acquired at the beginning of each respective fiscal period, is presented as follows:

                                   For the six months ended,
                                      2001              2002
     Revenues                    $   23,409        $   46,336
     Net loss                    $ (193,676)       $ (565,922)
     Net loss per common share:
     Basic & diluted             $    (.021)       $    (.046)


The unaudited proforma financial information is presented for information purposes only and may not be indicative of results of operations as they would have been if the acquisition occurred on April 1, 2001, nor is it indicative of the results of operations which may occur in the future. Anticipated efficiencies from the combination have been excluded from the amounts included in the proforma information.

NOTE 3  Shareholders' equity

	Stock options
During fiscal year 1998, the Company recorded a charge to operations of $687,500 for marketing and other services in exchange for issuance of stock options. The value for such services was computed as the difference between the quoted market price at the option's measurement date and the option price. All options were exercisable at time of grant and no options had been exercised as of March 31, 2002. On April 24, 2002, all previously issued stock options that had not already expired totalling 3,525,000 shares with an option price of $.07 to $1.00 per share, and $1,487,500 in total were cancelled and the Company's Board of Directors took the action of reissuing 3,525,000 shares with an option price of $.15 per share. Additionally, the Board of Directors granted 2,700,000 in stock options with an option price of $.15 per share to three related parties to be earned during the period April 25, 2002 to October 25, 2002. These 6,225,000 in stock options were valued as of the date of grant using the Black-Scholes option pricing model and determined to have a fair value per option of $.0142 with the following assumptions: expected price volatility of 32.8%, expected option lives of five years, risk free interest rate of 6.0%. On September 1, 2002, the Board of Directors also granted 3,000,000 in stock options with an option price of $.07 per share to three Company officers. These 3,000,000 in stock options were valued as of the date of grant using the Black-Scholes option pricing model and determined to have a fair value per option of $.0525 with the following assumptions: expected price volatility of 135%, expected option lives of five years, risk free interest rate of 5.0%. The number of shares represented by stock options outstanding at September 30, 2002 is therefore, 9,225,000 shares with an option price of $.07-.15 per share, and $1,143,750 in total, and with a market price at date of grant of $.06-.08 per share, and $678,000 in total. Outstanding options expire from April to September, 2007.

	Issuance of preferred stock
	In September, 1999, the Company authorized the issuance of 20,000,000 shares of $.001 par value, preferred stock. In August, 1999, 10,000 shares of preferred stock was designated as Series A preferred stock with conversion and voting rights of one share of Series A preferred to 100 shares of common stock. Subsequently, the 10,000 shares of Series A preferred was sold for $100,000 to a related party. A beneficial conversion feature of $100,000 was present in the transaction and is reflected in stockholders' equity at September 30, 2002.

In August, 2000, the outstanding 10,000 shares of Series A preferred stock were converted to 1,000,000 shares of common stock. The Series A preferred shares were then cancelled and returned to the status of authorized and unissued.

	In November, 2001, 70,000 shares of Series A preferred stock were issued as incentive to four related parties for providing the Company with operating capital from loans totaling $20,000 and from purchase of common stock for $50,000.

	As discussed in Note 2, in September, 2002, 70,000 shares of preferred stock was designated as Series B preferred stock and issued to the shareholders of Iris Broadband, Inc. in exchange for all the capital stock of Iris. Series B preferred stock has conversion and voting rights of one share of Series B preferred to 100 shares of common stock.

NOTE	4  Related parties

	Short term borrowings
During the year ended March 31, 2001, the Company received $140,000 from eight lenders, two of which were related parties, in exchange for promissory notes with interest at 12% per year and terms ranging from seven days to six months. As inducement to obtain the unsecured loans, the Company issued a total of 560,000 shares of common stock, valued at $123,800, which was recorded as interest expense during the year ended March 31, 2001.

At September 30, 2001, the Company had unsecured promissory notes, inclusive of accrued interest, of $153,571, payable to nine shareholders, and that bear annual interest at rates of 10% to 12%.

At September 30, 2002, the Company had unsecured promissory notes, inclusive of accrued interest, of $192,454, payable to nine shareholders, and that bear annual interest at rates of 10% to 12%.

	Stock options
	Represented in outstanding stock options are 9,200,000 shares at September 30, 2002, to related parties.

NOTE	5  Statements of Cash Flows

	Financial instruments
The Company considers all liquid interest-earning investments with a maturity of three months or less at the date of purchase to be cash equivalents.

	Noncash transactions
During the six months ended September 30, 2002, the Company issued 3,357,000 shares of its common stock, of which 2,950,000 shares were to related parties. The shares were compensation in exchange for $169,000 in services, of which $101,100 had been accrued at March 31, 2002.

	Interest paid
	During the six months ended September 30, 2001, the Company charged to operations interest expense of $9,119 and paid no interest. During the six months ended September 30, 2002, the Company charged to operations interest expense of $14,382 and paid $220 of interest in cash.


NOTE	6  Capital lease

	In September, 2002, the Company acquired data network equipment in a transaction classified as a capital lease in accordance with SFAS No. 13, "Accounting for Leases." The gross carrying amount of the computer equipment was $40,860 at September 30, 2002. Amortization expense related to the equipment is included as part of the Company's total depreciation expense. The following table presents the future minimum lease payments under the capital lease together with the present value of the minimum lease payments as of September 30, 2002.

	       Years Ended March 31,
2003            $12,072
2004             20,695
2005             20,695
2006              8,623
	       Total minimum lease payments                              62,085
	       Less: amount representing interest                        21,225
	       Present value of minimum lease payments                  $40,860


NOTE	7  Commitments and Contingencies

	Contract commitments
	On April 5, 1999, the Company entered into a one year consulting agreement, with a related party, under which the Company agreed to pay $10,000 per month, payable in cash or stock, for management and advisory services. The contract was renewed through March 31, 2002. For the year ended March 31, 2002, $4,500 in cash and 2,790,000 shares of common stock, valued at $83,700 were issued as payment for services received from April through December, 2001. A balance of $30,000 under the contract that was accrued as of March 31, 2002 was paid in the quarter ended September 30, 2002 with the issuance of 600,000 shares of common stock.

	On September 1, 2002, the Company entered into a seven year employment agreement with three officers under which the Company agreed to pay $480,000 in annual salary, 3,000,000 of its common shares in stock options (see
Note 3), various employment benefits, and an annual bonus based on meeting certain performance criteria. Additionally, the Company has committed to pay the three officers up to $8,250,000 in total for early termination for other than death, disability, or breach of conduct.

	On July 26, 2002, the Company entered into a six month contract with GlobalEquitywatchers.coms, a wholly owned subsidiary of Round II Inc., under which terms the Company will receive various services related to promoting the Company's website in exchange for 15,000 shares of the Company's common stock which had a value of $900 ($.06 per share) on the contract date. Additionally, the Company signed a 60 day agreement (with options for renewal) with Round II Inc. on July 26, 2002 for the express purpose of having Round II Inc. endeavor to use its professional expertise towards presenting the Company with potential business entities for acquisition by the Company or for the purpose of locating appropriate funding sources for the Company. As a result of successfully completed transactions through its efforts, Round II Inc. will be paid a fee of 10% of the stock and/or cash received by the Company.

	Lease commitments
	The Company leases its Iris facility under a long-term operating lease expiring in June 2004. Future minimum lease payments total $16,704 for fiscal 2002, $33,408 for fiscal 2003, and $8,352 for fiscal 2004. Rent expense was incurred only in September, 2002 with the acquisition of Iris and totaled $2,227.

	Litigation
During fiscal 1999, a lawsuit was filed against the Company in which the plaintiff, a former officer, claimed breach of employment contract related to fiscal year 1998. In May, 1999, the dispute was settled for $42,500. The unpaid settlement amount is accrued as of September 30, 2002 and 2001.

NOTE	8  Going concern

The Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. During the year ended March 31, 2002, as a result of considering the unviability of remaining in the internet boating industry, and as described in Note 1 above, the Company saw no alternative but to cease activities in that industry and look for a new economic model and opportunity.
Note 1 also describes management's plans in regard to perpetuating its existence through this new opportunity related to the small business and home security industry. The Company has the ability to raise funds through the public equity market and, as stated in Notes 3 and 4, has paid significant liabilities to related and other parties with common stock and raised substantial funds from a related party in the private sector as well. While such plans and fundraising ability seem to mitigate the effect of prior years' losses and deficits, the Company is essentially only beginning to operate in a new industry. The inability to assess the likelihood of the effective implementation of management's plans in this new environment also raises substantial doubt about its ability to continue as a going concern.

EXHIBIT 1

PLAN AND AGREEMENT OF REORGANIZATION
	By exchange of voting stock of FEDERAL SECURITY PROTECTION SERVICES, INC., a Corporation organized and existing under and pursuant to the laws of the State of Delaware For all of the shares of IRIS BROADBAND, INC. A Corporation organized and existing under and pursuant to the laws of the State of Louisiana Federal Security Protection Services, Inc., a corporation organized and existing under and pursuant to the laws of the State of Delaware (hereinafter referred to as "FSPS") and Iris Broadband, Inc., a corporation organized and existing under and pursuant to the laws of the State of Louisiana, (hereinafter referred to as "Iris"), hereby agree as follows:

	ARTICLE 1
	PLAN OF REORGANIZATION

	Plan Adopted

Section 1.01.	A plan of reorganization of FSPS and Iris, pursuant to the
provisions of Internal Revenue Code Section 368(a)(1)(B) ("the Agreement"), is hereby adopted as follows:

(4) Each Shareholder will transfer to FSPS the number of shares of capital stock of Iris, listed after his or her name in Column B of Schedule "A", which together will constitute all of the issued and outstanding shares of stock of Iris.

(5) In exchange for the number of shares transferred by each Shareholder, FSPS will issue and cause to be delivered to each Shareholder the number of shares of Preferred Series B stock listed after the name of each Shareholder in Column C of Schedule "A".

Closing Date

Section 1.02.	Subject to the conditions precedent set forth in this Agreement, this plan of reorganization shall be executed at a mutually convenient date to both parties. The closing date ("Closing Date") shall be subsequent to the execution of this Agreement and shall be the consummation of the transactions contemplated by the Agreement. The Closing Date shall be five (5) days after all conditions to closing have been satisfied.

ARTICLE 2
	COVENANTS, REPRESENTATIONS AND WARRANTIES OF FSPS

	Legal Status

Section 2.01.	FSPS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate power to own property and carry on its business as it is now being conducted. Copies of the articles of incorporation of FSPS, together with amendments thereto, certified by the Secretary of State of Delaware, and delivered to Iris, are complete and accurate as of the date hereof.



	Subsidiaries

Section 2.02.	FSPS has neither subsidiaries nor any interest in any other
corporation, firm or partnership.

	Capitalization

Section 2.03.	FSPS has an authorization of One Hundred Million (100,000,000)
shares of common stock with the par value of one tenth of a cent ($.001) per share of which, as at June 30, 2002, 2,708,201 were issued and outstanding.

In addition FSPS has an authorization of Twenty Million (20,000,000) shares of preferred stock with the par value of one tenth of a cent ($.001) per share, of which 70,000 Preferred A shares were issued and outstanding as of June 30, 2002. One Preferred Series A share converts to 100 common shares, however these shares are then reverse split 10 for one, per the reverse split of common stock approved by the shareholders on March 12, 2002, so the net effect is a conversion to 700,000 common shares.

There are currently outstanding options to acquire 5,700,000 shares of common stock.

	Financial Statements

Section 2.04. (a) FSPS will deliver to Iris the balance sheet of FSPS as of June 30, 2002, and the related statements of income and retained earnings of FSPS prior to the Closing Date.

(b) Other than changes in the usual and ordinary conduct of the business since June 30, 2002 there have been, and at the Closing Date there will be, no changes in the financial statement as of June 30, 2002.

	Title to Properties

Section 2.05.	All book assets of FSPS are in existence, are in the possession of FSPS, are in good condition and repair and conform to all applicable zoning
and building laws and ordinances.   FSPS has good and marketable title to all
of its assets and, except for any liens or encumbrances that are shown on its financial statements as of June 30, 2002, or which have arisen in the ordinary course of its business since the date of the financial statement[s], and which do not interfere with the conduct of its business in it ordinary course, holds the assets subject to no mortgage, lien or encumbrance.

	Indebtedness

Section 2.06.	Except as set forth in the balance sheet of FSPS as of June 30,
2002 there is no outstanding indebtedness other than liabilities incurred in the ordinary course of business or in connection with this transaction FSPS is not in default with respect to any terms or conditions of any indebtedness.

	No Litigation or Proceeding Pending or Threatened

Section 207.	FSPS is not a party to, nor has it been threatened with, any litigation or governmental proceeding which if decided adversely to it, would have a material adverse effect on the transaction contemplated hereby, or upon the financial condition, net worth, prospects, or business of FSPS, or would create a material liability on the part of FSPS.



	No Restriction Preventing Transaction

Section 2.08.	FSPS is not subject to any charter, bylaw, mortgage, lien,
lease, agreement, judgment or other restriction of any kind that would prevent consummation of the transaction contemplated by this Agreement.



Status of Receivables

Section 2.09.	None of the accounts receivable or contracts receivable
indicated in the financial statements that FSPS has delivered to Iris is subject to any counterclaim or setoff, and all such accounts receivable and contracts receivable are good and collectible at the aggregate amount recorded thereof.

	No Broker or Finder

Section 2.10.	FSPS has not retained or otherwise utilized the services of any broker or finder in connection with the transaction contemplated by this Agreement.

	Taxes

Section 2.11.	FSPS has filed all FSPS income tax returns and, in each state where qualified or incorporated, all state income tax or franchise tax returns which are required to be filed, has paid all taxes as shown on those returns as have become due and has paid all assessments received to the extent that assessments have become due.

	Status of Shares Being Transferred

Section 2.12.	The shares of stock of FSPS that are to be issued and delivered to Shareholders pursuant to the terms of this Agreement, when issued and delivered, will be validly authorized and issued, and will be fully paid and nonassessable. No Shareholder of FSPS will have any preemptive right of subscription or purchase with respect to any of these shares.

	Authority to Execute Agreement

Section 2.13.	FSPS has the legal power and right to enter into this
Agreement and to comply with all of its terms and conditions.

	Disclosure

Section 2.14.	On the date of this Agreement FSPS has, and at the Closing
Date, will have disclosed all events, conditions and facts materially affecting the business and prospects of FSPS. FSPS has not now and will not have, at the Closing Date, withheld knowledge of any such events, conditions and facts which it knows, or has reasonable grounds to know, may materially affect the business and prospects of FSPS. None of the representations and warranties made by FSPS in this Agreement and contained in any certificate or other instrument furnished or to be furnished to Iris, pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement not misleading.




ARTICLE 3
	COVENANTS, REPRESENTATIONS AND WARRANTIES OF IRIS

	Legal Status

Section 3.01.	Iris is a corporation duly organized, validly existing and
in good standing under the laws of the State of Louisiana, with corporate power to own property and carry on its business as it is now being conducted. Copies of the articles of incorporation of Iris, together with amendments thereto, certified by the Secretary of State of Louisiana, and delivered to FSPS, are complete and accurate as of the date hereof.

	Subsidiaries

Section 3.02.	Iris has a minority interest in Kinetix Broadband, L.L.C., a
Louisiana limited liability company. Iris signed a joint venture agreement on July 30, 2002 with Vida Technologies, Inc. to create LTTI, Inc. Iris will own fifty percent of LTTI. Iris has neither other subsidiaries nor any interest in any other corporation, firm or partnership.

	Capitalization

Section 3.03.	Iris has an authorization of Ninety Million (90,000,000) shares of common stock with the par value of one tenth of a cent ($.001) per share of which, as at June 30, 2002, none were issued and outstanding.

		In addition, Iris has an authorization of Ten Million One Hundred Thousand (10,100,000) shares of preferred stock with the par value of one tenth of a cent ($.001) per share of which, as at June 30, 2002, 7,000,000 were issued and outstanding.

		There are no outstanding options, contracts, calls commitments or demands relating to the authorized but unissued stock of Iris.

	Financial Statements

Section 3.04. (a) Iris will deliver to FSPS the balance sheet of Iris as of June 30, 2002, and the related statements of income and retained earnings of FSPS prior to the Closing Date.

(b) Other than changes in the usual and ordinary conduct of the business since June 30, 2002 there have been, and at the Closing Date there will be, no changes in the financial statement as of June 30, 2002.

	Title to Properties

Section 3.05.	All book assets of Iris are in existence, are in the possession of Iris, are in good condition and repair and conform to all applicable zoning
and building laws and ordinances.   Iris has good and marketable title to all
of its assets and, except for any liens or encumbrances that are shown on its financial statements as of June 30, 2002, or which have arisen in the ordinary course of its business since the date of the financial statement and which do not interfere with the conduct of its business in it ordinary course, holds the assets subject to no mortgage, lien or encumbrance.

	Indebtedness

Section 3.06.	Except as set forth in the balance sheet of Iris as of June 30,
2002 there is no outstanding indebtedness other than liabilities incurred in the ordinary course of business or in connection with this transaction Iris is not in default with respect to any terms or conditions of any indebtedness.

	No Litigation or Proceeding Pending or Threatened

Section 3.07.	Iris is not a party to, nor has it been threatened with, any litigation or governmental proceeding, which if decided adversely to it, would have a material adverse effect on the transaction contemplated hereby, or upon the financial condition, net worth, prospects, or business of Iris, or would create a material liability on the part of Iris.

	No Restriction Preventing Transaction

Section 3.08.	Iris is not subject to any charter, bylaw, mortgage, lien,
lease, agreement, judgment or other restriction of any kind that would prevent consummation of the transaction contemplated by this Agreement.

	Status of Receivables

Section 3.09.	None of the accounts receivable or contracts receivable
indicated in the financial statements that Iris has delivered to FSPS is subject to any counterclaim or setoff, and all such accounts receivable and contracts receivable are good and collectible at the aggregate amount recorded thereof.

	No Broker or Finder

Section 3.10.	Iris has not retained or otherwise utilized the services of
any broker or finder in connection with the transaction contemplated by this Agreement.

	Taxes

Section 3.11.	Iris has filed all federal income tax returns and, in each
state where qualified or incorporated, all state income tax or franchise tax returns which are required to be filed, has paid all taxes as shown on those returns as have become due and has paid all assessments received to the extent that assessments have become due, unless as noted in the financial statements of June 30, 2002.

	Status of Shares Being Transferred

Section 3.12.	The shares of stock of Iris that are to be issued and delivered to FSPS pursuant to the terms of this Agreement, when issued and delivered, will be validly authorized and issued, and will be fully paid and nonassessable. No Shareholder of Iris will have any preemptive right of subscription or purchase with respect to any of these shares.

	Authority to Execute Agreement

Section 3.13.	Iris has the legal power and right to enter into this Agreement and to comply with  all of its terms and conditions.

	Disclosure

Section 3.14.	On the date of this Agreement Iris has, and at the Closing
Date, will have disclosed all events, conditions and facts materially affecting the business and prospects of Iris. Iris has not now and will not have, at the Closing Date, withheld knowledge of any such events, conditions and facts which it knows, or has reasonable ground to know, may materially affect the business and prospects of Iris. None of the representations and warranties made by Iris in this Agreement and contained in any certificate or other instrument furnished or to be furnished to FSPS, pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement not misleading.


ARTICLE 4
	CONDUCT OF FSPS PENDING CLOSING

	Access to Information and Documents

Section 4.01.	(a) FSPS will afford Iris and  accredited representatives, from the date of this Agreement until consummation of the plan or reorganization, full access during normal business hours to all properties, books, accounts, contracts, commitments and records of every kind of FSPS in order that Iris may have full opportunity to make any investigation as it shall desire to make of, and to keep itself informed with respect to, the affairs of FSPS.

(b) In addition, FSPS will permit Iris to make extracts or copies of all such books, accounts, contracts, commitments and records and will furnish to Shareholders and Iris upon demand, any further financial and operating data and other information as Iris shall reasonably request from time to time.

(c) Iris will use any information so secured only for its own purposes in connection with the consummation of the transaction contemplated and will not divulge the information to any persons not entitled thereto.

	Carry On Business as Usual

Section 4.02.	FSPS will carry on its business in substantially the same
manner as it was conducted prior to the execution of this Agreement.

Section 4.03.	FSPS will use its best efforts to cause the satisfaction of
all conditions precedent contained in this Agreement.


	ARTICLE 5
	CONDUCT OF IRIS PENDING CLOSING

	Access to Information and Documents

Section 5.01.	(a) Iris will afford FSPS and accredited representatives, from the date of this Agreement until consummation of the plan or reorganization, full access during normal business hours to all properties, books accounts, contracts, commitments and records of every kind of Iris in order that FSPS may have full opportunity to make any investigation as they shall desire to make of, and to keep itself informed with respect to, the affairs of Iris.

(b) In addition, Iris will permit FSPS to make extracts or copies of all such books, accounts, contracts, commitments and records and will furnish to FSPS upon demand, any further financial and operating data and other information as FSPS shall reasonably request from time to time.

(c) FSPS will use any information so secured only for their, or its, own purposes in connection with the consummation of the transaction contemplated and will not divulge the information to any persons not entitled thereto.

	Carry On Business as Usual

Section 5.02.	Iris will carry on its business in substantially the same
manner as it was conducted prior to the execution of this Agreement.

Section 5.03.	Iris will use its best efforts to cause the satisfaction of
all conditions precedent contained in this Agreement.

	ARTICLE 6
	CONDITIONS PRECEDENT TO OBLIGATIONS OF FSPS TO CLOSE

Section 6.01.	The obligations of FSPS to consummate the plan of
reorganization shall be subject to the following conditions precedent:

	Truth of Representations and Warranties and Compliance with Covenants

 	(a) Representations and warranties of FSPS contained in this Agreement shall be true as of the Closing Date with the same effect as though made on the Closing Date. FSPS shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them, or each of them, prior to the Closing Date. FSPS shall have delivered to Iris a certificate signed by a duly authorized officer of FSPS, certifying as to the truth of the representations and warranties, as to the performance of the obligations and as to the compliance with the covenants.

	Commitment as to Investment Purpose

(b) Iris shall have delivered to FSPS prior to the Closing Date, a written commitment in form satisfactory to FSPS that the Shareholders are taking the shares of stock of FSPS for purposes of investment and will not dispose of the shares received by him or her hereunder in a manner which would result in a violation of the Securities Act of 1933.

	Acceptability of Papers and Proceedings

(c) To the extent requested by Iris, the form and substance of all papers and proceedings shall be acceptable to counsel for Iris.

	Approval of Board of Directors of FSPS

(d) The principal terms of this Agreement shall have been approved by the Board of Directors of FSPS.

			ARTICLE 7
	CONDITIONS PRECEDENT TO OBLIGATIONS OF IRIS AND SHAREHOLDERS TO CLOSE

Section 7.01. The obligations of Iris to consummate the plan of reorganization shall be subject to the following conditions precedent:

	Truth of Representations and Warranties and Compliance with Covenants

 	(a) Representations and warranties of Iris contained in this Agreement shall be true as of the Closing Date with the same effect as though made on the Closing Date. Iris shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by Iris, prior to the Closing Date. Iris shall have delivered to FSPS a certificate dated as of the Closing Date and signed by Iris, certifying as to the truth of the representations and warranties, as to the performance of the obligations and as to the compliance with the covenants.

Acceptability of Papers and Proceedings

(b) To the extent requested by FSPS, the form and substance of all papers and proceedings shall be acceptable to counsel for FSPS.

Approval of Board of Directors of Iris

(c) The principal terms of this Agreement shall have been approved by the Board of Directors of Iris.

Opinion >From Counsel for FSPS

(f) Prior to the Closing Date, there shall be furnished to Iris an opinion from counsel for FSPS, in form satisfactory to counsel for Iris, to the effect that FSPS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and that the shares of FSPS delivered to Shareholders have been duly authorized, issued and delivered and are validly issued and outstanding, fully paid and nonassessable shares of Series B preferred stock of FSPS.

	ARTICLE 8
	CONSUMMATION OF TRANSACTION

	Consideration of Iris

Section 8.01. The Board of Iris shall deliver to FSPS a resolution certifying that all of the issued and outstanding shares of stock of Iris are transferred to FSPS upon the issuance of the Series B preferred stock to the shareholders of Iris as reflected in Schedule A.

	Consideration of FSPS

Section 8.02. FSPS shall deliver to Shareholders within thirty days of the Closing Date, in accordance with the data reflected on Schedule "A" attached hereto, certificates representing 70,000 shares of Series B preferred stock of FSPS.

	Expenses

Section 8.03. FSPS shall pay its own expenses and Iris shall pay its own expenses and costs incident to the preparation of this Agreement and to the consummation of the plan of reorganization. If the reorganization is not consummated, however, through no fault of FSPS, Iris shall bear all the expenses and costs of both parties. If the reorganization is not consummated, through no fault of Iris, FSPS shall bear all expenses and costs of both parties.

Disengagement

Section 8.04 Within six (6) months from the Closing Date, should FSPS be unsuccessful with raising a minimum of seven hundred fifty thousand dollars ($750,000) in capital and maintain a minimum average stock price of twenty five (25) cents for a consecutive ten (10) day period, then, Iris may exercise its option, at its sole discretion, to disengage from FSPS by reversing and nullifying this stock exchange transaction and thereby deliver the same shares of Iris to those persons owning Iris shares at the Closing Date. Neither Iris, FSPS nor any of its respective shareholders shall have any right, if any they have, which are hereby waived, to seek compensation or damages of any kind or type resulting from the reversal/nullity, and the effect therefrom shall be considered consideration by Iris and FSPS to the other for the benefit of this effort.

ARTICLE 9
	INTERPRETATION AND ENFORCEMENT

	Notices

Section 9.01. Any notice or other communication required or permitted under this Agreement shall be deemed to be properly given when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or by overnight courier in accordance with the addresses shown on Schedule "B" attached hereto. Facsimile transmission may also be used, provided that a confirmed record of delivery is obtained. Facsimile numbers are set forth for the respective parties on Schedule "B".

	Assignment

Section 9.02. (a) Except as limited by the provisions of subsection (b), this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties, as well as the parties.

(b) Any assignment of this Agreement or of the rights of any of the parties under it, without the prior written consent of the other parties, shall be void.

	Entire Agreement; Counterparts

Section 9.03. This Agreement and the exhibits to it contain the entire agreement between the parties with respect to the transaction contemplated hereby. It may be executed in any number of counterparts, each of which shall be deemed an original, but any counterparts together constitute only one and the same instrument.

	Controlling Law

Section 9.04. The validity, interpretation and performance of this Agreement shall be controlled by and be construed under the laws of the State of Wyoming, the State in which this Agreement is being executed.



THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK.


Executed on  August 16th, 2002
FEDERAL SECURITY PROTECTION SERVICES, INC.



By:  	/s/ Blair J. Merriam

Blair J. Merriam, Director, Federal Security Protection Services, Inc.



By:  	/s/ Daniel Thornton

Daniel Thornton, Secretary and Director, Federal Security Protection Services, Inc.

IRIS BROADBAND, INC.



By:  	/s/ Gary S. O'Neal

Gary S. O'Neal, Chairman and Chief Executive Officer, Iris Broadband, Inc.


Schedule A
Iris Broadband Shares to be Transferred to FSPS
And
FSPS Preferred Series B Shares to be Issued


Column A			Column B				Column C
       				Number of FSPS
					Number of Iris Shares		Preferred Series B Shares
Name and Address of Shareholder		To be Transferred		To be Issued *
Gary S. O'Neal				2,600,000			26,000
400 Poydras Street, Suite 1510
New Orleans, LA 70130

Edward E. Reynolds			1,830,000			18,300
Law Offices of Edward E. Reynolds
400 Poydras Street, Suite 1510
New Orleans, LA 70130

Michael T. Landers			2,085,000			20,850
400 Poydras Street, Suite 1510
New Orleans, LA 70130

Richard J. Schluter			  165,000			 1,650
941 Locust Drive
Sycamore, IL 60178

Christopher L. Courtright	           50,000	                   500
P.O. Box 186
Sedalia, CO 80135

Lynn S. Yeldell		  	           50,000	 	           500
142 Orpheum Drive
Metairie, LA 70005

Nicholas A. Robins		          165,000			 1,650
2302 Cranford Road
Durham, NC 27705

Thomas W. Wilson			   55,000			   550
15 West Carrillo Street
Santa Barbara, CA 93101

  * Conversion ratio of one preferred share to one hundred common shares

Schedule B
Notices to the Parties to This Agreement


Notices to Federal Security Protection Services, Inc.

Mailing Address:	400 Poydras Street, Suite 1510
			New Orleans, LA 70130

Telephone:		866.932.2628

Facsimile:		504.680.1510


Notices to Iris Broadband, Inc.

Mailing Address:	400 Poydras Street, Suite 1510
			New Orleans, LA 70130

Telephone:		504.680.4328
			866.504.4747

Facsimile:		504.680.1510